                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 1997 of Teligent, L.L.C. (formerly Associated Communications, L.L.C.), in the Registration Statement (Form S-1) and related Prospectus for the issuance of Senior Notes and Senior Discount Notes of Teligent, Inc.


                                                /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 17, 1997